Exhibit 99.1

JIM AGNELLO TO RESIGN AS CLARIENT CHIEF FINANCIAL OFFICER

Aliso Viejo, CA, May 22, 2008 — Clarient, Inc. (Nasdaq: CLRT), a premier anatomic pathology and molecular testing services resource for pathologists, oncologists and the pharmaceutical industry, today announced that its Senior Vice President and Chief Financial Officer, Jim Agnello, will step down from that position.  Mr. Agnello is expected to continue to serve as Chief Financial Officer until his successor is appointed and to remain with the company as an employee or consultant for a transitional period thereafter.

Commenting on Jim’s resignation, Clarient CEO Ron Andrews said, “Jim came into a challenging environment two years ago and has established a financial infrastructure upon which we can now build. I would like to thank Jim for his efforts to move us closer to profitability as demonstrated by our recent achievements in the first quarter of 2008.   Jim has also been influential in building an underlying culture which has been instrumental in sustaining our growth. We anticipate that we will be in a position to announce Jim’s successor in the near future, and we appreciate Jim’s commitment to stay on to help ensure a seamless transition. We wish Jim the very best in his future endeavors. ”

About Clarient

Clarient combines innovative technologies with world class expertise to assess and characterize cancer. Clarient’s mission is to provide the services, resources and critical information to improve the quality and reduce the cost of patient care as well as accelerating the drug development process. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies.  The rise of individualized medicine as the new direction in oncology has created the need for a centralized resource providing leading diagnostic technologies such as flow cytometry and molecular testing. Clarient is that resource, having created a state-of-the-art commercial cancer laboratory providing the most advanced oncology testing and drug development services available both onsite and over the web. Clarient is a Safeguard Scientifics, Inc. partner company. www.clarientinc.com

About Safeguard

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward Looking Statements

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the Company’s ability to hire and  transition to a new Chief Financial Officer, the Company’s ability to continue to develop and expand its diagnostic services  business,  the Company’s ability to expand and maintain a successful sales and marketing organization, the Company’s ability to maintain compliance with financial and other covenants under its credit facilities, the effects of a going concern audit opinion on the Company’s operations, the Company’s ability to successfully transition its billing function in-house from a third party vendor,  the Company’s ability to successfully complete a joint development agreement with Zeiss for the development of novel diagnostic tests, whether the conditions to payment of all or any portion of the contingent consideration from the Company’s sale of its instrument systems business to Zeiss are satisfied, the Company’s ability to remediate the material weaknesses in the Company’s internal control over financial reporting, the Company’s ability to successfully transition its customer billings from a third party billing vendor to an in-house billing system, the continuation of favorable third party payer reimbursement for laboratory tests, the Company’s ability to obtain additional financing on acceptable terms or at all,  unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, the Company’s ability to fund development of new diagnostic tests and novel markers and  the amount of resources the Company determines to apply to novel marker development and commercialization, the Company’s ability to obtain additional financing if required on favorable terms or at all,  failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above. In addition, the financial results described herein are preliminary and subject to adjustment as the Company finalizes its review of its financial results for the quarter ended March 31, 2008.  The Company’s financial statements for the quarter ended March 31, 2008 (including any such adjustments, if any) will be included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2008 to be filed with the Securities and Exchange Commission.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

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